Exhibit 99.1

Emerald Construction Management, Inc.

FINANCIAL STATEMENTS

with

INDEPENDENT AUDITORS’ REPORT

For the Years Ended

December 31, 2021 and 2020

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of Emerald Construction Management, Inc.

Opinion

We have audited the accompanying financial statements of Emerald Construction Management, Inc. (a Colorado corporation), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of income, retained earnings, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emerald Construction Management, Inc. as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Emerald Construction Management, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Emerald Construction Management, Inc.’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Emerald Construction Management, Inc.’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Emerald Construction Management, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

April 19, 2022

Emerald Construction Management, Inc.

BALANCE SHEETS

December 31, 2021 and 2020

	2021	2020

A S S E T S

CURRENT ASSETS
Cash and cash equivalents	$896,461	$645,754
Accounts receivable, net of allowance for doubtful accounts of $20,000 in 2021 and 2020	4,289,235	2,985,552
Contract assets	976,902	648,462
Prepaid expenses and other current assets	47,783	20,477

TOTAL CURRENT ASSETS	6,210,381	4,300,245

PROPERTY AND EQUIPMENT at cost, less accumulated depreciation and amortization	470,130	477,542
OTHER ASSETS	6,223	6,223
TOTAL ASSETS	$6,686,734	$4,784,010

L I A B I L I T I E S

CURRENT LIABILITIES

Current portion of long-term debt	$113,687	$94,354
Accounts payable	478,847	778,207
Contract liabilities	3,914,075	1,296,097
Accrued liabilities -
Losses on uncompleted contracts	213,718	-
Accrued expenses	366,158	7,084
Payroll, taxes and withholdings	102,741	134,857

TOTAL CURRENT LIABILITIES	5,189,226	2,310,599

LONG-TERM DEBT, less current portion above	342,798	316,693
PPP Loan payable	327,851	198,500

TOTAL LIABILITIES	5,859,875	2,825,792

S T O C K H O L D E R S’ E Q U I T Y

COMMON STOCK	-	-
ADDITIONAL PAID IN CAPITAL	2,000	2,000
RETAINED EARNINGS	824,859	1,956,218

TOTAL STOCKHOLDERS’ EQUITY	826,859	1,958,218

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,686,734	$4,784,010

See accompanying notes to the financial statements.

Emerald Construction Management, Inc.

STATEMENTS OF INCOME AND RETAINED EARNINGS

Years ended December 31, 2021 and 2020

	2021	2020

REVENUES	$26,138,262	$15,975,465

COSTS of REVENUES	24,919,975	14,218,981

GROSS PROFIT	1,218,287	1,756,484

GENERAL AND ADMINISTRATIVE EXPENSES	984,560	784,467

OPERATING INCOME	233,727	972,017

OTHER INCOME (EXPENSE)
Interest expense	(29,044)	(15,207)
Other income	210,958	11,373
Gain on disposal of equipment	-	18,119
TOTAL OTHER INCOME (EXPENSE)	181,914	14,285

NET INCOME	415,641	986,302

Retained earnings January 1,	$1,956,218	1,187,581

Distributions	(1,547,000)	(217,665)

Retained earnings, December 31	$824,859	$1,956,218

See accompanying notes to the financial statements.

Emerald Construction Management, Inc.

STATEMENTS OF CASH FLOWS

Years ended December 31, 2021 and 2020

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$415,641	$986,302
Adjustments to reconcile net income to net cash flows from operating activities -
Depreciation and amortization	148,926	129,989
Bad debt expense	8,005	-
Gain on sale of property and equipment	-	(18,119)
Forgiveness of PPP Loan	(198,500)	-
Decrease (increase) in operating assets:
Accounts receivable	(1,311,688)	(600,637)
Contract assets	(328,440)	(295,659)
Other current assets	(27,305)	4,771
Increase (decrease) in operating liabilities:
Accounts payable	(299,360)	153,989
Contract liabilities	2,617,978	425,358
Accrued liabilities	540,676	(34,892)
NET CASH FLOWS FROM OPERATING ACTIVITIES	1,565,933	751,102

CASH FLOWS FROM INVESTING ACTIVITIES
Other assets	-	(981)
Proceeds from sale of property and equipment	-	25,250
Purchase of property and equipment	-	(36,258)
NET CASH FLOWS FROM INVESTING ACTIVITIES	-	(11,989)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on long-term debt	(96,077)	(106,604)
Proceeds from PPP Loan	327,851	198,500
Distributions to stockholders/members	(1,547,000)	(217,665)
NET CASH FLOWS FROM FINANCING ACTIVITIES	(1,315,226)	(125,769)

Net increase (decrease) in cash	250,707	613,344

CASH AND CASH EQUIVALENTS- JANUARY 1,	645,754	32,410
CASH AND CASH EQUIVALENTS - DECEMBER 31,	$896,461	$645,754

See accompanying notes to the financial statements.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Years ended December 31, 2021 and 2020

Note 1 - Nature of operations and significant accounting policies

Nature of operations – Emerald Construction Management, Inc., d/b/a Emerald C.M., Inc. (“Company”) is a general contractor incorporated in Colorado in June 1985 that specializes in design build and construction management. The Company operates in Arkansas, Massachusetts, Missouri, Tennessee, Utah and Colorado. The Company, as a condition for entering into some of its construction contracts, had outstanding surety bonds as of December 31, 2021.

Significant Accounting Policies

Use of estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Management periodically evaluates estimates used in the preparation of the financial statements for continued reasonableness. Appropriate adjustments, if any, to the estimates used are made prospectively based upon such periodic evaluation. Management’s estimates and assumptions include, but are not limited to estimates of contract revenue, costs and gross profit, backlog, collectability of accounts receivable, salvage values and estimated useful lives of property and equipment and payroll and applicable expenditures related to PPP Loans.

It is reasonably possible that changes may occur in the near term that would affect management’s estimates with respect to the percentage of completion method, allowance for doubtful accounts and accrued expenses.

Revisions in estimated revenue from contracts are made in the year in which circumstances requiring the revision become probable.

Balance sheet classifications - The Company includes in current assets and liabilities the following amounts that are in connection with construction contracts that may extend beyond one year: contract assets and contract liabilities (including retainage invoiced to customers contingent upon anything other than the passage of time), capitalized costs to fulfill contracts, retainage payable to sub-contractors and accrued losses on uncompleted contracts. A one-year time period is used to classify all other current assets and liabilities when not otherwise prescribed by the applicable accounting principles.

Cash and cash equivalents -For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less at acquisition as cash and cash equivalents in the accompanying balance sheet. The Company has interest-bearing deposits with financial institutions that maintained federal insurance in full for all accounts and limited coverage up to $250,000 per financial institution. At times, balances held at each financial institution may exceed this amount which represents a credit risk to the Company as any portion of the deposits in excess of this amount is not subject to federal insurance. Management monitors the soundness of this financial institution and feels the Company’s risk is negligible. The Company has not experienced any losses in such accounts to date.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Years ended December 31, 2021 and 2020

Contracts Receivable - Contracts receivable include billed and unbilled amounts for services provided to customers for which the Company has an unconditional right to payment. Billed and unbilled amounts for which payment is contingent on anything other than the passage of time are included in contract assets and contract liabilities on a contract-by-contract basis. When payment of the retainage is contingent upon the Company fulfilling its obligations under the contract it does not meet the criteria to be included in contracts receivable and remains in the contract’s respective contract asset or contract liability, determined on a contract-by-contract basis. Retainage for which the Company has an unconditional right to payment that is only subject to the passage of time are included in contracts receivable.

The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Contracts receivable are ordinarily due 30 days after the issuance of the invoice. Accounts past due more than 60 days are considered delinquent. Interest continues to accrue on delinquent accounts until the account is past due more than one year, at which time interest accrual ceases and does not resume until the account is no longer classified as delinquent, Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Revenue Recognition - For contracts that are within the scope of FASB ASC 606, the Company performs the following five steps: (1) identify the contracts) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

Performance Obligations and Recognition Method - The Company evaluates whether two or more contracts should be combined and accounted for as one single performance obligation and whether a single contract should be accounted for as more than one performance obligation. ASC 606 defines a performance obligation as a contractual promise to transfer a distinct good or service to a customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. The Company’s evaluation requires significant judgment and the decision to combine a group of contracts or separate a contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period. The majority of the Company’s contracts have a single performance obligation, as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contract and, therefore, is not distinct. However, occasionally the Company has contracts with multiple performance obligations.

For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation using the observable stand-alone selling price, if available, or alternatively the best estimate of the stand-alone selling price of each distinct performance obligation in the contract. The primary method used to estimate stand-alone selling price is the expected cost plus a margin approach for each performance obligation.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Years ended December 31, 2021 and 2020

Revenue related to contracts with customers is recognized over time as work is completed due to the continuous transfer of control to the customer, typically using an input measure such as costs incurred to date relative to total estimated costs at completion to measure progress. Costs that do not depict progress toward satisfaction of the performance obligation are included in contract costs but may not result in revenue being recognized, for example when such costs are attributable to significant unanticipated inefficiencies that were not included in the price of the contract or significant re-work. At times costs may be incurred that are not reflective of the Company’s progress towards satisfaction of the performance obligation which may result in revenue being recognized only to the extent of such costs without any profit, for example uninstalled materials that are (1) not distinct, (2) control is transferred to the customer significantly before integration of the goods into the project, (3) cost of the transferred goods are significant relative to the total estimated costs of satisfying the performance obligation, and (4) the Company is not significantly involved in designing or manufacturing the goods.

Revenue on contracts with customers is measured based on consideration specified in a contract with a customer, and excludes any amounts collected on behalf of third parties. Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue- producing transaction, that are collected by the Company from a customer, are excluded from revenue.

Contract revenues are primarily derived from fixed-price construction contracts. The Company has determined that generally these fixed-price construction projects provide a distinct service and, therefore, qualify as one performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contracts and, therefore, not distinct. Revenue is recognized over time, because of the continuous transfer of control to the customer as work is performed at the customer’s site and, therefore, the customer controls the asset as it is being constructed. The cost-to-cost measure of progress best depicts the transfer of control of assets to the customer, which occurs as costs are incurred.

Revenues from time-and material contracts are billed to customers as work is performed. The Company determined that generally time-and-material contracts contain a single performance obligation as the services and maintenance provided by the contracts are considered a series that are substantially the same and have the same pattern of transfer to the customer. The performance obligation is considered to be satisfied over time since the customer simultaneously receives and consumes the benefits of the time-and-material contracts.

Cost of revenues earned include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. The cost of significant uninstalled materials, re-work, or scrap is generally excluded from the cost-to- cost measure of progress as it is not proportionate to the entity’s progress in satisfying the performance obligation. When material, costs to fulfill a contract, including mobilization costs, prior to substantive work beginning are capitalized as incurred and amortized over the expected duration of the contract. For the years ended December 31, 2021 and 2020, the Company did not have any capitalized costs to fulfill a contract. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Years ended December 31, 2021 and 2020

The Company’s contracts may include retention provisions to provide assurance to customers that the Company will perform in accordance with the contract terms. The retention provisions are not considered a significant financing component. The balances billed but not paid by customers pursuant to these provisions generally become due upon completion and acceptance of the project by the customer. The Company has determined that there are no significant financing components included in construction contracts as of December 31, 2021 and 2020.

Contract estimates including claims, unapproved change orders and variable consideration Accounting for long-term contracts with customers involves the use of various techniques to estimate total transaction price, total estimated costs at completion, and progress toward satisfaction of performance obligations which are used to recognize revenue earned. Unforeseen events and circumstances can alter the estimate of the costs associated with a particular contract. Total estimated costs at completion can be impacted by changes in productivity, scheduling, the unit cost of labor, subcontracts, materials, and equipment. Additionally, external factors such as weather, customer needs, customer delays in providing permits and approvals, labor availability, governmental regulation and politics may affect the progress of a project’s completion, and thus the timing and amount of revenue recognition. To the extent that original cost estimates are modified, estimated costs to complete increase, delivery schedules are delayed, or progress under a contract is otherwise impeded, cash flow, revenue recognition, and profitability from a particular contract may be adversely affected.

The nature of the Company’s contracts gives rise to several types of variable consideration, including contract modifications (unapproved change orders and claims), liquidated damages, volume discounts, performance bonuses, shared savings, incentive fees, and other terms that can either increase or decrease the transaction price. Transaction price for contracts is required to include evaluation of variable consideration to which the Company has an enforceable right to compensation or obligation for a reduction (as for liquidated damages), which can result in increases or decreases to a contract’s transaction price. The Company estimates variable consideration as the most likely amount to which it expects to be entitled. The Company includes variable consideration in the estimated transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. The estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of the anticipated performance and all information (historic, current, and forecasted) that is reasonably available to the Company. The effect of a change in variable consideration on the transaction price of a performance obligation is recognized as an adjustment to revenue on a cumulative catch-up basis.

Contract modifications can result from changes in contract specifications or requirements that either creates new or changes existing enforceable rights and obligations of the parties to the contract. The Company considers unapproved change orders to be contract modifications for which customers have agreed to changes in the scope of the contract but have not agreed to the price.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Years ended December 31, 2021 and 2020

The Company considers claims to be contract modifications for which the Company has sought, or will seek, to collect from customers, or others, for customer caused changes in contract specifications or design, or other customer-related causes of unanticipated additional contract costs on which there is no contractual agreement with the customer for changes in either the scope or price of the contract. Claims can also be caused by non-customer-caused changes, such as weather delays, work stoppages or other unanticipated events.

Costs associated with contract modifications are included in the estimated costs to complete the contracts and are treated as project costs when incurred. In most instances, contract modifications are for goods or services that are not distinct and, therefore, are accounted for as part of the existing contract. In those instances, the effect of a contract modification on the transaction price, and the measure of progress for the performance obligation to which it relates, is recognized as an adjustment to revenue on a cumulative catch-up basis.

To the extent unapproved change orders and claims reflected in the transaction price are not resolved in the Company’s favor, or to the extent other contract provisions reflected in the transaction price are not earned, there could be reductions in or reversals of previously recognized revenue

As a significant change in one or more of these estimates could affect the revenue and profitability of the Company’s long-term construction contracts, the Company reviews and updates contract- related estimates regularly. The Company recognizes adjustments in estimated revenue on contracts on a cumulative catch-up basis. Under this method, the cumulative impact of the revenue adjustment is recognized in the period the adjustment is identified. Revenue in future periods of contract performance is recognized using the adjusted estimate. If at any time the contract estimates indicate an anticipated loss on a contract, the projected loss is recognized in full, including the reversal of any previously recognized profit, in the period it is identified and recognized as an accrued loss on uncompleted contracts on the balance sheet. At December 31, 2021 and 2020, the Company had accrued losses on uncompleted contracts of $213,718 and $0, respectively.

Contract assets and contract liabilities - The timing of when the Company bills their customers on long-term construction contracts is generally dependent upon agreed-upon contractual terms, which may include milestone billings based on the completion of certain phases of the work, or when services are provided. When as a result of contingencies, billings cannot occur until after the related revenue has been recognized, the result is in unbilled revenue, which is included in contract assets. Additionally, the Company may receive advances or deposits from customers before revenue is recognized, resulting in deferred revenue, which is included in contract liabilities.

Retainage for which the Company has an unconditional right to payment that is only subject to the passage of time are classified as contracts receivable. Retainage subject to conditions other than the passage of time do not meet the definition of a receivable and are therefore included in contract assets and contract liabilities, as determined on a contract-by-contract basis.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Years ended December 31, 2021 and 2020

Contract assets represent revenues recognized in excess of amounts paid or payable (contract receivables) to the Company on uncompleted contracts. Contract liabilities represent the Company’s obligation to perform on uncompleted contracts with customers for which the Company has received payment or for which contract receivables are outstanding. The following table provides information about contract assets and contract liabilities from contracts with customers as of December 31, 2021 and 2020:

	2021	2020
Contract assets
Revenue recognized in excess of amounts paid or payable (contract receivables) to the Company on uncompleted contracts (contract asset), excluding retainage	$613,062	$369,765
Retainage included in contract assets due to being conditional on something other than solely passage
of time	363,840	278,697

Total contract assets	$976,902	$648,462

	2021	2020
Contract liabilities
Payments received or receivable (contract receivables) in excess of revenue recognized on uncompleted contracts (contract liability), excluding retainage	$(3,951,304)	$(1,302,765)
Retainage included in contract liabilities due to being conditional on something other than solely passage of time	37,229	6,668
Total contract liabilities	$(3,914,075)	$(1,296,097)

As of December 31, 2021, the Company had approximately $13 million of estimated revenue expected to be recognized in the future related to performance obligation that are unsatisfied (or partially satisfied). See Note 10, Backlog, for further discussion.

Warranties - Contracts generally include assurance-type warranties that the Company’s performance is free from material defect and consistent with the specifications of the contracts, which do not give rise to a separate performance obligation. Historically, the Company has not experienced significant warranty costs.

Property and equipment - Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, as noted below. Additions, renewals, and betterments that significantly extend the life of the asset are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred.

Assets	Methods	Useful Lives
Equipment	Straight – line	5-10 years
Furniture and fixtures	Straight – line	7 years
Automobiles and trucks	Straight – line	5-7 years
Leasehold improvements	Straight – line	10 years

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Years ended December 31, 2021 and 2020

For assets sold or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts, and any related gain or loss is reflected in income for the period.

Impairment of long-lived assets - The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is present when the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than carrying value. If impairment is present, the carrying value of the impaired asset is reduced to its fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. During the year ended December 31, 2021 and 2020, there was no impairment losses recognized for long-lived assets.

Income taxes – The stockholders of the Company have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not have to pay corporate income taxes on its income, nor is it allowed a net operating loss carryforward or a carryback as a deduction. Instead, the stockholders are liable for income tax on the Company’s taxable income or loss. The Company consults with third party consultants to review their current tax filings and evaluate for uncertain tax positions. The years ended December 31, 2018 – 2021 are open for examination by the Internal Revenue Service and various state agencies. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest or penalties at December 31, 2021 and 2020.

Fair value disclosures – The fair value of financial instruments including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and line of credit approximates carrying value, principally because of the short maturity of those items. The fair value of notes payable approximates the carrying value, principally because of the maturity dates of those notes and the current terms applicable to each note.

New accounting pronouncements - Leases (Topic 842) In February 2016, the FASB issued ASU No. 2016-02, Leases. This ASU is intended to improve the reporting of leasing transactions to provide users of financial statements with more decision-useful information. This ASU will require companies that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The amendments in this update are effective for private companies with fiscal years beginning after December 15, 2021 (i.e., fiscal 2022), including interim periods within those fiscal years. Early adoption is permitted. The effects of this new standard may have a material effect on its long-term assets and total liabilities at the date the new standard goes into effect with leases added or renewed in future periods. As of the date of this report, Management has not performed the analysis to estimate the effect of this standard on its long-term assets and liabilities at December 31, 2021.

Additional accounting pronouncements have been issued recently; none of the additional pronouncements are expected to have a material impact on the Company’s financial statements.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Years ended December 31, 2021 and 2020

Note 2 – Contracts receivable

	2021	2020
Completed contracts	$1,281,251	$1,511,540
Contracts in progress	3,027,984	1,494,012
Less allowances for losses	(20,000)	(20,000)

Accounts receivable, net	$4,289,235	$2,985,552

Note 3- Revenues recognized and costs incurred on uncompleted contracts

	2021	2020
Work in process
Costs incurred on uncompleted contracts	$18,200,204	$6,480,878
Estimated earnings	435,534	720,567

Contract revenue earned on uncompleted contracts	18,635,738	7,201,445

Billings to date	(21,973,980)	(8,134,445)
Less conditional retainage	37,229	6,668

Billings to date (excluding conditional retainage)	$(3,301,013)	$(926,332)

Included in the accompanying balance sheets under the following captions:

Contract assets	$613,062	$369,765

Contract liabilities	(3,914,075)	(1,296,097)
	$(3,301,013)	$(926,332)

As at December 31, 2021 and 2020, the Company has accrued $213,718 and $0, respectively, for losses on uncompleted contracts.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Years ended December 31, 2021 and 2020

Note 4 - Property and equipment

	2021	2020
Cost
Equipment	$65,371	$72,963
Furniture and fixtures	56,262	56,262
Automobiles and trucks	851,040	709,525
Leasehold improvements	51,843	51,843

Total cost	1,024,516	890,593

Less accumulated depreciation and amortization	(554,386)	(413,051)

Net property and equipment	$470,130	$477,542

Depreciation expense for the years ended December 31, 2021 and 2020 was $148,926 and $129,989, resepctively, of which $137,091 and $112,404 was included in cost of revenues and the balance was included in general and administrative expenses on the statement of income.

Note 5 - Long-term obligations

	2021	2020
Note payable to a bank, collateralized by automobile, interest at 4.8%. Payable in monthly installments totaling $1,386 through May 2023.	$22,529	$37,664

Five notes payable to a finance company, collateralized by automobiles, interest at 5.7% - 7.8%. Payable in monthly installments totaling $5,692, with final payments during 2024.	143,529	190,737

Six notes payable to a finance company, collateralized by automobiles, interest at 6%. Payable in monthly installments totaling $3,617, with final payments during 2026.	157,460	182,646

Three notes payable to a finance company, collateralized by automobiles, interest at 6.1%. Payable in monthly installments of $2,237, with final payment due September 2027.	132,967	-

Total long-term debt	456,485	411,047

Less current portion	(113,687)	(94,354)

Noncurrent portion	$342,798	$316,693

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Years ended December 31, 2021 and 2020

Maturities of long-term debt are as follows:

Years ending December 31,

2023	$109,290
2024	89,757
2025	50,865
2026	48,182
2027	44,704
Total long-term debt	$342,798

In May 2020 the Company obtained a Paycheck Protection Program Loan (“PPP Loan”) of $198,500 as part of the Small Business Administration’s response to keep the Company’s workforce employed during the Coronavirus (Covid-19) crisis. In March 2021 the Company obtained a second PPP Loan of $327,851 as a continued part of the Small Business Administration’s response to keep the Company’s workforce employed during the Covid-19 crisis. If certain employee counts are maintained and payroll expenditures are incurred over the 24-week period subsequent each PPP Loan advance, the Company may apply for forgiveness (including accrued interest).

In July 2021, Company applied for and received forgiveness of the entire amount of the first PPP Loan and accrued interest noted above and has reported this amount in other income on the statement of income for the year ended December 31, 2021. Subsequent to year end, Management applied for and received forgiveness of the entire amount of the second PPP Loan and accrued interest noted above. The Company reported the forgiveness of the second PPP Loan in 2022. Interest expense on then outstanding PPP Loans for both years ended December 31, 2021 and 2020 were de minimis and not recorded.

Note 6 - Leases

Operating

The Company leased office space under operating leases at a monthly rent of approximately $4,500 through April 2020. In January 2020, the Company renewed the leases through May 2023, with monthly rental payments of approximately $6,500, including rent escalations and the Company’s allocated share of building expenses. Rental payments associated with operating leases are charged to expense as incurred. Rental payments under operating leases for the years ended December 31, 2021 and 2020 were $87,151 and $65,073, respectively. At the end of the lease the Company has an option to renew the lease for an additional two years, with a 3% rent escalation.

Future minimum lease payments, for the years ended December 31, are as follows:

2022	$78,066
2023	39,610
$117,676

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Years ended December 31, 2021 and 2020

Note 7 - Retirement plans

The Company sponsors a 401(k) profit sharing plan covering substantially all of their employees with minimal service hours and age requirements. In accordance with the plan, the Company may contribute a matching contribution equal to a percentage of the participant’s elective contributions. In addition, the Company may contribute an additional amount to each participant’s account. The matching contribution and the additional contributions are at the discretion of the Company’s management and are determined on an annual basis. Contributions to the plan for the years ended December 31, 2021 and 2020 were approximately $30,000 and $16,000, respectively.

Note 8 - Cash flow disclosures

The following is a summary of supplemental cash flow information:

	2021	2020
Cash paid for interest:	$29,044	$15,207

Cash paid for income taxes:	$-	$-

Non cash investing and financing activities:
Equipment purchased with direct seller financing	$141,515	$196,026

Note 9 - Major customers, risk concentrations and revenue disaggregation

As of December 31, 2021 and 2020, approximately 80% and 72%, respectively, of the Company’s contract receivables came from four and five customers.

For the years ended December 31, 2021 and 2020, the Company had two and two, respectively, major customers which made up approximately 58% and 38% of revenues.

The Company’s revenues are all related to long-term construction contracts and the associated revenues are recorded over time.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Years ended December 31, 2021 and 2020

As of December 31, 2021, the Company operated in 11 states, with concentrations as follows for the years ended December 31:

	2021	2020
Colorado	44%	75%
Iowa	5%	-
Kansas	11%	-
Massachusetts	17%	7%
Missouri	-	7%
Texas	8%	-
Utah	-	7%

Note 10 – Backlog of remaining performance obligations

The following schedule shows a reconciliation of backlog representing the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress at December 31, 2021 and 2020, and from contractual agreements in effect at December 31, 2021 and 2020, respectively, on which work has not yet begun.

	2021	2020
Backlog at January 1,	$6,824,518	$6,379,928

Contract adjustments	131,762	852,793

Contract revenue for new contracts	32,313,829	15,567,262

	39,270,109	22,799,983
Less contract revenues earned	(26,138,262)	(15,975,465)

Backlog at December 31,	$13,131,847	$6,824,518

Note 11 – Common stock

In September 2018, by vote of the common shareholders, the Company consented to amending its Articles of Incorporation. The amended Articles of Incorporation will authorize the Company to have two classes of no par value, common stock (i) 10,000 shares of voting stock and (ii) 40,000 shares of non-voting stock to be authorized. As of December 31, 2019, there were 1,980 and 20 shares of non-voting and voting stock issued and outstanding, held by two shareholders, subject to their previous buy-sell agreement, the majority stockholder owned 85% of the non-voting and voting stock and the minority shareholder (“Minority Shareholder”) owns the remaining 15% of non-voting and voting stock.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Years ended December 31, 2021 and 2020

Effective January 1, 2019, the Company’s majority shareholder (“Selling Shareholder”) entered into a stock transaction, whereby he sold all of his 1,683 shares of non-voting shares to a third party (while retaining his voting shares) in exchange for a 10 year note receivable (“Purchasing Note”). The third party (“Purchasing Shareholder”) is the Selling Shareholder’s son and the shares sold in the transaction are pledged against the note issued by the purchaser of the shares of stock. The Purchasing Shareholder, if not under default on his Purchasing Note, had the right to purchase the Selling Shareholder’s 17 voting shares at fair market value, not before January 1, 2024.

Effective June 1, 2019, the Minority Shareholder entered into a stock transaction, whereby he sold his 3 and 297 shares of voting and non-voting shares, respectively, to the Selling Shareholder for cash. As of June 1, 2019, the Minority Shareholder was no longer a shareholder of the Company and resigned his position within the Company as well.

On December 31, 2021, the Purchasing Shareholder paid the Purchasing Note in full on his original transaction and the two parties agreed to accelerate the purchase option of the 17 shares of voting stock.

As of December 31, 2021 and 2020, there are two shareholders of the Company, owning the following issued and outstanding shares of common stock:

	2021		2020
	Non-voting	Voting	Non-voting	Voting
Selling Shareholder	297	3	297	20

Purchasing Shareholder	1,683	17	1,683	-

	1,980	20	1,980	20

See subsequent events for additional disclosures on common stock.

Note 12 - Change in significant estimates

Revisions in estimated contracts are made in the year in which circumstances requiring the revision become known. The effect of changes in estimates of contract profits decreased net income by approximately $271,000 and $52,000, respectively, for the years ended December 31, 2021 and 2020, respectively from contracts in progress previously.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Years ended December 31, 2021 and 2020

Note 13 - Commitments and contingencies

The Company is contingently liable to a surety company under a general indemnity agreement. The Company agrees to indemnify the surety for any payments made on contracts of suretyship, guarantee, or indemnity. The Company believes that all contingent liabilities will be satisfied by their performance on the specific bonded contracts.

During 2021, the Company filed a complaint against a former subcontractor on a project for failing to pay second tier subcontractors, materialmen and suppliers and failing to timely perform its subcontract work, among other items. The Company’s claim is in excess of $300,000 to this subcontractor. The subcontractor then counterclaimed against the Company for breach of contract, among other items, totaling approximately $238,000 and filed a third-party complaint against the project owner for enforcement and foreclosure of its mechanic’s lien against the project for approximately $152,000 plus interest and costs (“Subcontractor Claim”),. Management intends to vigorously defend such matters, denies liability and is asserting affirmative defenses on the Subcontractor Claim.

During 2021, the Company received a notice of claim from an individual alleging he received significant personal injuries from an accident at a project the Company was constructing (“Individual Claim”). The Company has tendered this claim to its general insurance carrier. As of the date of this report, no settlement demand has been made and no litigation has been filed.

During 2021, the Company entered into a contract with a project owner that has a substantial liquidated damage clause in the amount of $5,000 per day, for each day of delay on a specific project. The project was approximately 200 days delayed and the potential liquidated damages that could be claimed by the project owner against the Company are approximately $1,000,000 (“Liquidated Damages Claim”). As of the date of this report, the Company has achieved substantial completion of the project and believes the delays on the respective project are attributable to or excusable from concurrent delays for which the Company would not be liable under the contract for the Liquidated Damages Claim. Management intends to vigorously defend such matters, if the project owner files a claim. As of December 31, 2021, the Company has a contract receivable of approximately $836,000, accrued loss on the project of approximately $47,000, a net contract liability of approximately $64,000 and approximately $646,000 of backlog to complete on this project. As of the date of this report, the Company has approximately $49,000 of backlog to complete on this project.

Under the Company’s organizational documents, the Company’s officers, employees and directors are indemnified against certain liabilities arising out of their performance of their duties. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, the Company expects any risk of loss to be remote.

Emerald Construction Management, Inc.

NOTES TO THE FINANCIAL STATEMENTS

Years ended December 31, 2021 and 2020

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. In addition, several states in the U.S., including Colorado, where the Company is headquartered and operates, have declared a state of emergency. The Company’s operations will be affected by this pandemic, as suppliers may not be able to produce and deliver materials, travel restrictions may restrict access to client work sites and government shutdowns could delay formal project inspections. As of the date of this report, some of the Company’s projects have been impacted by temporary delays or reduced work-site hours. Management cannot reasonably estimate the length or severity of this pandemic, but currently anticipate a material adverse impact on the Company’s financial position, results of operations, and cash flows in 2022.

As disclosed under long-term, debt above, in April 2020 and March 2021, the Company obtained Paycheck Protection Program Loans (“PPP Loan”) of $198,500 and $327,851, respectively, as part of the Small Business Administration’s (“SBA”) response to keep Company’s workforce employed during the Coronavirus (COVID-19) crisis. The SBA has seven years to audit Company’s use of funds and require unauthorized funds to be repaid by the Company. As of the date of this report, Management believes they have properly utilized these funds and does not anticipate any repayment in future periods.

Note 14 - Subsequent events

Management has evaluated subsequent events through April 19, 2022, the date the financial statements were available to be issued. The following items were noted:

●	On March 13, 2022, the shareholders of the Company entered into an Acquisition Agreement and Plan of Merger with urban-gro, Inc. (“Buyer”) and Emerald Merger Sub, Inc., whereby the shareholders of the Company (“Merging Shareholders”) exchanged their shares of the Company’s common stock for: (i) $5 million in cash and common stock of Buyer, (ii) less debt assumed by Buyer, (iii) plus a final purchase price adjustment based on a defined working capital at the date of close, (iv) less certain amounts to be paid by the Merging Shareholders out of the closing proceeds and (v) up to an additional $2,000,000 of earnout, should the Company meet certain financial targets and goals over the eight quarters following the close.

●	The final adjustment for working capital is to be settled with the Buyer and Merging Shareholders within 90 days from close of the transaction.

●	As a result of the Merger, the Merging Shareholders entered into certain indemnification clauses with Buyer, whereby the Merging Shareholders have agreed to indemnify Buyer for certain claims, including Subcontractor Claim, Individual Claim and Liquidated Damages Claim referenced above in Note 13. But for certain claims relating to breaches or inaccuracies of non-fundamental representations and warranties which are capped at $2.5 million, the liabilities of the Merging Shareholders are not capped.

●	Upon completion of the Merger, it is intended Merger Sub will be the surviving entity and the Company will be dissolved, however no assurance can be provided to this until Buyer begins and completes the dissolution process.

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